UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
_______________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 17, 2025, X4 Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at 8:00 a.m. Eastern Time for the purposes of considering and voting upon the proposals below. As of the record date of March 13, 2025, there were a total of 173,662,376 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding and entitled to vote at the Special Meeting. There were 137,240,628 shares of Common Stock present at the Special Meeting in person or represented by proxy, or approximately 79% of the shares issued and outstanding and entitled to vote at the Special Meeting, representing a quorum. Capitalized terms used, but not defined herein, shall have the meaning set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2025.

Proposal 1.	The approval of an amendment to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to combine outstanding shares of our Common Stock into a lesser number of outstanding shares (the “Reverse Stock Split”), by a ratio of not less than one-for-fifteen and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors (the “Board”) in its sole discretion (the “Reverse Stock Split Proposal”).

FOR	ABSTAIN	AGAINST	BROKER NON-VOTES
113,027,737	224,281	23,988,610	0

Proposal 2 was not presented to the stockholders because the foregoing resolution was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: April 18, 2025	By:	/s/ Adam S. Mostafa
Name: Adam S. Mostafa
Title: Chief Financial Officer